UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

January 12, 2024

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	PDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 12, 2024, the Board of Directors (the “Board”) of Patterson Companies, Inc. (the “Company”), acting upon the recommendation of its Governance and Nominating Committee, approved and adopted certain amendments to the Company’s Amended and Restated Bylaws (as amended, the “Amended Bylaws”), which became effective immediately. These amendments were adopted as part of a periodic governance review and in connection with the universal proxy card rules adopted by the U.S. Securities and Exchange Commission.

As amended, the Amended Bylaws:

● require certain information from shareholders demanding a special meeting (i.e., purpose(s), date of signature, name and address, class and number of shares held, and any material interest);

● clarify that adjournment, except to the extent otherwise required by law, does not recommence applicable notice deadlines;

● provide that a certain color proxy card can only be used by the Board;

● require (1) certain information from shareholders proposing business to be conducted at a regular meeting, including that such information be accurate and verified or updated; (2) representations regarding (a) record holder status and (b) intent to appear and present the proposal; and (3) no material changes to the proposal when presented at the meeting;

● require (1) certain information from shareholder nominees and shareholders making such nominations, including that such information be accurate and verified or updated and that the nominee consent to be named as a nominee and to serve as a director if elected; (2) representations regarding (a) record holder status, (b) intent to appear and present the nomination, and (c) intent to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote in support of a nominee in compliance with Exchange Act Rule 14a-19, including certification of compliance with such rules; (3) limitation of the number of shareholder nominees to the number of directors to be elected; and (4) no substitution of nominees without compliance with applicable notice deadlines;

● authorize the chair of the meeting to evaluate compliance with the requirements applicable to shareholder proposals and shareholder nominations, not to transact business that is not in compliance with such requirements, and to disregard nominations (and any proxies or votes for nominees) that are not in compliance with such requirements; and

● make other administrative, modernizing, conforming and technical changes, including updates to align with changes to the statutory language of the Minnesota Business Corporation Act (e.g., specify the voting power required to call a special meeting to effect a business combination, including any action to affect Board composition for that purpose; memorialize efficacy of notice and access; clarify that the Board and the chair of the meeting have the power to adjourn; align the conduct of meeting language with the rules typically adopted for meetings; address the validity of electronic communication of proxies and meeting participation through remote communication; expressly enable the Board to decrease its size within the statutory limits on removal; remove outdated language regarding the former classification of the Board; clarify that the CEO may appoint and remove officers other than the CFO; address the separation of roles of CFO and Treasurer; enable the Company to use uncertificated shares; and clarify that the power to adopt, amend or repeal bylaws is vested in the Board, subject to the power of the shareholders to adopt, amend or repeal bylaws adopted, amended or repealed by the Board).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.2	Amended and Restated Bylaws.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: January 16, 2024	By:	/s/ Les B. Korsh
Les B. Korsh
Chief Legal Officer and Corporate Secretary